EXHIBIT 32.0

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Quaint Oak Bancorp, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Robert T. Strong, President and Chief Executive Officer, and Diane J. Colyer, Operations Officer (principal financial officer), of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 27, 2007	/s/ Robert T. Strong
Robert T. Strong
President and Chief Executive Officer

Date: June 27, 2007	/s/ Diane J. Colyer
Diane J. Colyer
Operations Officer
(principal financial officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Quaint Oak Bancorp, Inc. and will be retained by Quaint Oak Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.